EXHIBIT 21
Subsidiaries of HSBC USA Inc.

U.S. Affiliates:
Names of Subsidiaries	USA or U.S. State Organized
Cabot Park Holdings, Inc.	Delaware
Capco/Cove, Inc.	New York
Card-Flo #1, Inc.	Delaware
Card-Flo #3, Inc.	Delaware
CBS/Holdings, Inc.	New York
Eagle Rock Holdings, Inc.	New York
Ellenville Holdings, Inc.	New York
F-Street Holdings, Inc.	Delaware
Giller Ltd.	New York
GWML Holdings, Inc.	Delaware
High Meadow Management, Inc.	New York
HITG, Inc. (fka Northridge Plaza, Inc.)	Delaware
HSBC AFS (USA) LLC	New York
HSBC Bank USA, National Association	USA
HSBC Business Credit (USA) Inc.	Delaware
HSBC CDC LLC	Delaware
HSBC Columbia Funding, LLC	Delaware
HSBC Diamond (USA) LP	Delaware
HSBC Global Asset Management (USA) Inc.	New York
HSBC Insurance Agency (USA) Inc.	New York
HSBC International Finance Corporation (Delaware)	USA
HSBC Investment Corporation (Delaware)	Delaware
HSBC Jade Limited Partnership	Nevada
HSBC Land Title Agency (USA) LLC	New York
HSBC Logan Holdings USA, LLC	Delaware
HSBC Mortgage Corporation (USA)	Delaware
HSBC Overseas Corporation (Delaware)	Delaware
HSBC Overseas Investments Corporation (New York)	Maryland
HSBC Private Bank International	USA
HSBC Processing Services (USA) Inc.	Delaware
HSBC Realty Credit Corporation (USA)	Delaware
HSBC Reinsurance (USA) Inc.	Vermont
HSBC Retail Credit (USA) Inc.	New York
HSBC Trust Company (Delaware), National Association	USA
HSBC USA Capital Trust I	Delaware
HSBC USA Capital Trust II	Delaware
HSBC USA Capital Trust III	Delaware

Names of Subsidiaries	USA or U.S. State Organized
Icon Brickell LLC	Florida
Katonah Close Corp.	New York
LLV 345 SHN Holdings LLC	Nevada
MM Mooring #2 Corp.	New York
Oakwood Holdings, Inc.	New York
One Main Street, Inc.	Florida
Property Owner (USA) LLC	Delaware
R/CLIP Corp.	Delaware
REDUS Halifax Landing, LLC	Delaware
REDUS Imagine, LLC	Delaware
Republic Overseas Capital Corporation	New York
Somers & Co.	New York
Sub 1-211, Inc.	Pennsylvania
Sub 2-211, Inc.	Pennsylvania
Timberlink Settlement Services (USA) Inc.	Delaware
Tower Holding New York Corp.	New York
Tower L.I.C. Corp.	New York
TPBC Acquisition Corp.	Florida
Trumball Management, Inc.	New York
West 56th and 57th Street Corp.	New York
Westminster House, LLC	Delaware

Non-U.S. Affiliates:

Names of Subsidiaries	Country Organized
HSBC Alternative Investments (Guernsey) Limited	Guernsey
HSBC Financial Services (Uruguay) S.A.	Uruguay